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                                                                    Exhibit 99.4


                       CONSENT OF FINANCIAL ADVISOR

      We hereby consent to being named as financial advisor to Starwood Financial Trust in this Registration Statement, to the references to our firm under the headings "Summary" and "The Merger" in the proxy statement/prospectus constituting a part of this Registration Statement and to the inclusion of our fairness opinion letter dated June 15, 1999 as an exhibit to this Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7, and we do not admit that we are "experts" for purposes of the Securities
Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       BEAR, STEARNS & CO. INC.


                                       By: /s/ Charles Edelman
                                           ------------------------
                                           Name: Charles Edelman
                                           Title: Managing Director


Date: August 24, 1999